EXHIBIT 99.1

January 25, 2019	FOR IMMEDIATE RELEASE

CONTACT: Kelly Polonus, Great Southern, 1.417.895.5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. to Hold 30th Annual Meeting of Stockholders

SPRINGFIELD, Mo. – Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, will hold its 30th Annual Meeting of Stockholders at:

10 a.m. CDT
Wednesday, May 8, 2019
Great Southern Operations Center
218 S. Glenstone, Springfield, Mo.

Holders of Great Southern Bancorp, Inc. common stock at the close of business on the record date, February 28, 2019, can vote at the annual meeting, either in person or by proxy.

Material to be presented at the Annual Meeting will be available on the Company’s website, www.GreatSouthernBank.com, prior to the start of the meeting.

With total assets of $4.6 billion, Great Southern offers a broad range of banking services to commercial and consumer customers. Headquartered in Springfield, Mo., the Company operates 99 retail banking centers in Missouri, Arkansas, Iowa, Kansas, Minnesota and Nebraska, and commercial loan production offices in Atlanta, Chicago, Dallas, Denver, Omaha, Neb., and Tulsa, Okla. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select Market.

www.GreatSouthernBank.com